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                                UTI ENERGY CORP.

                      1993 NON-QUALIFIED STOCK OPTION PLAN


1.       PURPOSE AND DESIGN.

         The purpose of this Plan is to assist the Company in securing, motivating and retaining managerial talent by affording managers an opportunity to purchase the Company's Stock under options.

2.       DEFINITIONS.

         Whenever used in this Plan, the following terms will have the respective meanings set forth below:

                 (a) "Board" means the Company's Board of Directors as constituted from time to time.

                 (b) "Change of Control" means the occurrence of any of the following events:

                          (1)     any individual, firm, corporation,
                          partnership or other entity, except the Participant, his affiliates and associates (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended), the Company and any Subsidiary, or any employee benefit plan of the Company or of any Subsidiary ("Person"), together with all affiliates and associates of such Person, shall become the beneficial owner in the aggregate of twenty percent ( 20%) or more of the common stock of the Company then outstanding; or





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                          (2)     during any twenty-four (24) month period,
                          individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of at least seventy-five percent (75%) of the directors who were not directors at the beginning of such period was approved by a vote of at least seventy-five percent (75%) of the directors in office at the time of such election or nomination who were directors at the beginning of such period.

                 (c) "Committee" means the Compensation and Management Development Committee of the Board as constituted from time to time.

                 (d) "Company" means UTI Energy Corp., a Delaware corporation, or any successor thereto by merger, consolidation or statutory share exchange.

                 (e) "Disability" means the inability of a Participant to perform substantially all of his duties and responsibilities under his employment agreement (or if no written employment agreement exists, then the duties and responsibilities of his employment) with the Company or a Subsidiary, by reason of illness, injury or incapacity for six (6) consecutive months.

                 (f) "Employee" means a regular full-time salaried employee (including officers who are also employees) of the Company or any Subsidiary of the Company.

                 (g) "Fair Market Value" of Stock means the fair market value per share of Stock as determined in good faith by the Board.





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                 (h)      "Option" means the right to purchase Stock pursuant
to the relevant provisions of this Plan at the Option Price for a specified period of time, not to exceed ten (10) years from date of grant, which period of time shall be subject to earlier termination prior to exercise in accordance with Section 10 of this Plan.

                 (i) "Option Price" means the Fair Market Value of the Stock determined on the date of grant of an Option, to be payable upon exercise of such Option.

                 (j) "Participant" means an Employee designated by the Committee to participate in the Plan.

                 (k) "Retire" means the retirement by a Participant as an Employee pursuant to the terms of Participant's written employment agreement with the Company or a Subsidiary or, if there is no such written employment agreement then in effect, then the retirement of Participant at any time on or after the Participant attains the age of sixty-five (65) years.

                 (l) "Stock" means the Common Stock of the Company, par value $0.001 per share, or such other securities of the Company as may be substituted for Stock or such other securities pursuant to Section 12 of this Plan.
                 (m) "Subsidiary" means any corporation at least eighty percent (80%) of the outstanding voting stock or voting power of which is owned by the Company or a Subsidiary.

                 (n)      "Tax Payment Value" means the product of:

                          (1) the aggregate Fair Market Value of shares with respect to which an Option has been exercised by a Participant, determined





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                          on the date of exercise, less the aggregate Option
                          Price for such shares: and

                          (2) the difference between marginal ordinary income and long term capital gains individual income tax rates, expressed as a decimal, under the Internal Revenue Code of 1986, as amended, or any successor statute, assuming married filing jointly status and an annual taxable income of Two Hundred Fifty Thousand Dollars ($250,000.00) as adjusted on a yearly basis by the percentage change in the All Urban Consumer Price Index for Philadelphia, Pennsylvania (1982-84 = 100) for all items, of the Bureau of Labor Statistics of the U.S. Department of Labor, or any replacement thereof (the "Index"), between the first of the month next following the date of adoption of this Plan and anniversaries thereof, as of the date of exercise of the Option.

3.       NUMBER AND SOURCE OF SHARES AVAILABLE FOR OPTIONS - MAXIMUM ALLOTMENT.

         The number of shares of Stock which may be made the subject of Options under this Plan at any one time may not exceed Five Hundred Fifty-One Thousand Eight Hundred Fifty (551,850) shares in the aggregate, including shares acquired by Participants through exercise of Options under this Plan, subject, however, to the adjustment provisions of Section 13 below. If any Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option will again be available for the purposes of the Plan. Shares which are the subject of Options may be previously issued and outstanding shares of Stock reacquired





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by the Company and held in its treasury, or may be authorized but unissued shares of Stock, or may be partly of each.

4.       DURATION OF THE PLAN.

         The Plan will remain in effect until all Stock subject to it has been purchased pursuant to the exercise of Options. Notwithstanding the foregoing, no Option may be granted after December 14 , 2003.

5.       ADMINISTRATION.

         The Plan will be administered by the Committee. If the Company has registered any of its securities under the Securities Exchange Act of 1934 (the "Exchange Act"), the Committee shall have at least three (3) members and each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act or successor rule or regulation. By definition in Rule 16b-3, a "disinterested person" is one who shall not be, and shall not have been, eligible to receive an Option under the Plan, or any other-plan maintained by the Company or any Subsidiary to acquire stock, stock options, stock appreciation rights or restricted stock of the Company or a Subsidiary at any time within the one (1) year immediately preceding the member's appointment to the Committee. The Board may exclude any director from such eligibility by resolution. Subject to the express provisions of the Plan, the Committee will have authority, in its discretion, to the Plan, the Committee will have authority, in its discretion, to determine the Employees to whom, and the time or times at which, Options will be granted, the number of shares to be subject to each Option, the Option Price to be paid for the shares upon the exercise of each Option, and the period within which each Option may be exercised. In making such





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determinations, the Committee may take into account the nature of the services rendered by an Employee, the present and potential contributions of the Employee to the Company's success and such other factors as the Committee in its discretion deems relevant. Subject to the express provisions of the Plan, the Committee will also have authority to construe and interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option agreements required by
Section 7.2 of the Plan (which need not be identical), and to make all other determinations necessary or advisable for the orderly administration of the Plan. All determinations made by the Committee in connection with administration of the Plan shall be conclusive and binding on all parties.

6.       ELIGIBILITY.

         Options may be granted only to key management Employees who are selected by the Committee, in its sole judgment, to participate in the Plan.

7.       OPTIONS.

         7.1 Grant of Options. Subject to the provisions of Section 3, Options may be granted to Participants at any time and from time to time as may be determined by the Committee. The Committee will have complete discretion in determining the number of Options granted to each Participant and the number of shares of Stock subject to such Options.

         7.2 Option Agreement. As determined by the Committee on the date of grant, each Option will be evidenced by a stock option agreement that shall, among other things, specify the Option Price, the duration of the Option and the number of shares of Stock to which the Option pertains.





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         7.3     Exercise and Vesting. An Option shall become cumulatively
exercisable (in whole or in part and from time to time) based upon the number of years of service as an Employee completed by the Participant to whom the Option is granted after the date the Option is granted. An Option shall become immediately exercisable according to the following table (with the completion of years of service determined as of the anniversary of the date on which a Participant was granted the Option):


        Percent of Shares Subject to                          Years of
        Option Which are Exercisable                     Service Completed
        ----------------------------                     -----------------
                      20%                                        1

                      40%                                        2

                      60%                                        3

                      80%                                        4

                     100%                                        5

If a Participant holding an Option (1) voluntarily terminates his employment with the Company or a Subsidiary, or (2) is terminated for Cause, as defined in
Section 7.5 of this Plan, the Option held by such Participant shall be exercisable only with respect to that number of shares of Stock for which the Option is already exercisable on the date such Participant ceases to be an Employee. If a Participant holding an Option Retires, the Option held by such Participant shall be exercisable as to the greater of (1) that number of shares of Stock for which the Option is already exercisable on the date such Participant ceases to be an Employee, or (2) one-half (1/2) of the total shares of Stock subject to the Option. However, if a Participant holding an Option ceases to be an Employee by reason of (1) the Employee's Disability, or (2) a termination of the





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Employee by the Company or a Subsidiary for reasons not constituting Cause, the
Option held by any such Participant shall be exercisable with respect to all shares of Stock subject to the Option. Notwithstanding the foregoing, the Committee shall have the power, in the event of a Change of Control, to amend all outstanding Options to permit the exercise of all such Options prior to the effectiveness of any such Change of Control. Notwithstanding anything contained in this Section 7.3 to the contrary, no Option, to the extent that it has not previously been exercised, shall be exercisable after it has terminated.

         7.4 Payment of Option Price. The Option Price upon exercise of any Option shall be payable to the Company in full (i) in cash or its equivalent,
(ii) by tendering shares of previously acquired Stock already beneficially owned by the Participant for more than one (1) year and having a Fair Market Value at the time of exercise equal to the total Option Price, or (iii) by a combination of (i) and/or (ii). The cash proceeds from such payment will be added to the general funds of the Company and shall be used for its general corporate purposes. Any shares of previously acquired Stock tendered to the Company in payment of the Option Price will be added by the Company to its treasury stock to be used for its general corporate purposes.

         7.5 Termination for Cause. For purposes of this Plan, "Cause" shall have the same meaning as is contained in a Participant's written employment agreement with the Company or a Subsidiary or, if there is no such written employment agreement then in effect, then "Cause" shall mean the failure of Participant to observe or perform (other than by reason of illness, injury or incapacity) any of the duties of his employment, misconduct, insubordination, habitual insobriety or substance abuse,





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embezzlement of funds, or other action on the part of the Participant that is damaging or detrimental to the Company or a Subsidiary.

8. WRITTEN NOTICE, ISSUANCE OF STOCK CERTIFICATES, STOCKHOLDER PRIVILEGES AND PARTIAL EXERCISE.

         8.2 Written Notice. A Participant wishing to exercise an Option must give written notice to the Company in the form and manner prescribed by the Committee, indicating the date of award, the number of shares as to which the Option is being exercised, and such other information as may be required by the Committee. Full payment for the shares exercised pursuant to the Option must accompany the written notice.

         8.3 Issuance of Stock Certificates. As soon as practicable after the receipt of written notice and payment, the Company will, without stock transfer taxes to the Participant or to any other person entitled to exercise an Option pursuant to this Plan, deliver to the Participant or such other person certificates for the requisite number of shares of Stock.

         8.4 Privileges of a Shareholder. A Participant or any other person entitled to exercise an Option under this Plan will have no rights as a shareholder with respect to any Stock covered by the Option until the date of issuance of a share certificate for such Stock.

         8.5 Partial Exercise. An Option granted under this Plan may be exercised as to any lesser number of shares than the full amount for which it could be exercised. Such a partial exercise of an Option will not affect the right to exercise the Option from time to time in accordance with this Plan as to the remaining shares subject to the Option.





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9.       NON-TRANSFERABILITY OF OPTIONS.

         No Option granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the Participant, only by the Participant.

10.      EXERCISE PERIOD UPON TERMINATION.

         If a Participant's employment by the Company or a Subsidiary terminates for any reason (other than by reason of death), the Option, to the extent exercisable as of the date of such termination pursuant to the provisions of Section 7.3, shall be exercisable at any time prior to the expiration date of the Option. To the extent that the Option was not so exercisable as of the date of such termination of employment, such Option or the nonexercisable portion thereof will be forfeited and no longer subject to any right to exercise.

11.      DEATH OF PARTICIPANT.

         In the event of the death of a Participant, the Option theretofore granted to such Participant may be exercised by the estate of the Participant, or by any person to whom Participant may have bequeathed the Option or whom the Participant may have designated to exercise the Option under Participant's last will, or by the Participant's personal representative, as follows (but in no event later than the expiration date of the Option): (1) in the event of the Participant's death while employed by the Company or a Subsidiary, to the extent of all shares subject to the Option not previously exercised by the Participant; or (2) in the event of a Participant's death after termination of employment, to the extent that the Participant was entitled to exercise the Option as of the date of such termination pursuant to the provisions of Section
7.3. To the extent





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that a previously terminated deceased Participant was not entitled to exercise the Option as of the date of his termination, such Option or the non-exercisable portion thereof will be forfeited and no longer subject to any right of exercise. Upon the death of a Participant, the Company shall attempt on a best efforts basis, to ascertain the identity and address of the personal representative of the Participant and the heirs of Participant who are the recipients of the Option, and shall notify such personal representative (if Participant's estate is still open) and Option recipients:

                 (a) of the existence of and remaining shares of Stock under an outstanding Option, the expiration date of the Option, and any future Option vesting dates, as soon as reasonably practicable after the Participant's death; and

                 (b)      of the expiration date of the Option at least thirty
(30) but not more than sixty (60) days prior to such expiration date.

12.      DISABILITY OF PARTICIPANT.

         In the event a Participant becomes Disabled, and, due to his Disability, is unable to properly manage funds, the Option theretofore granted to such Participant may be exercised by the guardian of the Participant, or by Participant's attorney-in-fact under a durable power of attorney executed by Participant prior to the Disability, as follows (but in no event later than the expiration date of the Option):

                 (a) in the event of the Participant's Disability while employed by the Company or a Subsidiary, to the extent of all shares subject to the Option not previously exercised by the Participant; or

                 (b) in the event of a Participant's Disability after termination of employment, to the extent that the Participant was entitled to exercise the Option as





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of the date of such termination pursuant to the provisions of Section 7.3. To the extent that a previously terminated Participant who subsequently became Disabled was not entitled to exercise the Option as of the date of his termination, such Option or the non-exercisable portion thereof will be forfeited and no longer subject to any right of exercise.

13.      ADJUSTMENT OF NUMBER, KIND AND PRICE OF SHARES.

         In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, stock dividend, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of a Participant's rights under the Plan, then the Committee will, in a manner that is proportionate to the change to the Stock and is otherwise equitable, adjust (i) any or all of the number or kind of shares of Stock reserved for issuance under the Plan; (ii) the number or kind of shares of Stock to be subject to Options thereafter granted under the Plan, and (iii) the number and kind of shares of Stock issuable upon exercise of outstanding Options, or the Option Price per share thereof, provided that the number of shares subject to any Option will always be a whole number. Any such determination of adjustments by the Committee will be conclusive for all purposes of the Plan and of each Option, whether a stock option agreement with respect to a particular Option has been theretofore or is thereafter executed.

14.      LIMITATION OF RIGHTS.





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         Nothing contained in this Plan shall be construed to give an Employee any right to be granted an Option except as may be authorized in the discretion of the Committee. The granting or exercise of an Option under this Plan shall not constitute or be evidence of any agreement or understanding, expressed or implied, that the Company or a Subsidiary will employ a Participant for any specified period of time, in any specific position or at any particular rate or remuneration. Nothing in this Plan shall affect (i) the Company's or a Subsidiary's right to terminate a Participant's services at any time for any reason whatsoever; or (ii) the right of any Participant to participate or receive benefits under and in accordance with the provisions of any pension, retirement, insurance or other employee welfare benefit plan or program of the Company or a Subsidiary.

15.      AMENDMENT OR TERMINATION OF PLAN.

         No termination or amendment of this Plan may, without the consent of the Participant to whom any Option has previously been granted, adversely affect the rights of such Participant under such Option.

16.      TAX WITHHOLDING AND PAYMENT.

         Upon exercise of any Option under this Plan, the Company will require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements. Upon exercise of any Option by a Participant, the Company will declare a tax equivalency payment for the benefit of such Participant equal to the Tax Payment Value for such Participant. The tax equivalency payment will not be paid to a Participant but instead shall be retained by the Company as a credit against the amount of taxes to be withheld by the Company which arise out





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of the delivery of the shares of Stock and declaration of the tax equivalency payment. The Company will make a similar payment for the benefit of the estate, heirs or personal representatives of a Participant receiving shares of Stock as provided in Section 11. A Participant or other person receiving shares shall pay the Company the amount of taxes in excess of the tax equivalency payment which the Company is required to withhold and which arise out of the grant or delivery of shares and the declaration of such tax equivalency payment to such Participant or other person. To the extent authorized by rules and regulations of the Committee, the Company may withhold or receive Stock and make additional cash payments in respect thereof in satisfaction of a recipient's tax obligations, including tax obligations in excess of mandatory withholding requirements.

17.      GOVERNMENTAL APPROVAL.

         Each Option will be subject to the requirements that if at any time the listing, registration or qualification of the shares covered thereby upon any securities exchange, or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of such Option or the purchase of shares thereunder, no such Option may be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Board.

18.      EFFECTIVE DATE OF PLAN.

         This Plan will become effective as of December 14 , 1993.





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         IN WITNESS WHEREOF, and as evidence of the adoption of this Plan, the appropriate officers of the Company have caused this Plan to be executed as of the 14th day of December, 1993.


ATTEST:                                            UTI ENERGY CORP.

/s/ VINCENT J. DONAHUE
--------------------------------                   By: /s/ VAUGHN E. DRUM
           Secretary                                  -----------------------
                                                             President




(Corporate Seal)





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